UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: March 18, 2005
(Date of earliest event reported):

DUKE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

NORTH CAROLINA	1-4928	52-0205520
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina		28202-1904
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

In February 2005, the registrant’s Board of Directors authorized the repurchase of the registrant’s common shares, over a three year period, up to an aggregate purchase price of $2.5 billion. On March 18, 2005, the registrant entered into an accelerated share aquisition plan (“Purchase Contract”) with Merrill Lynch International (“Merrill Lynch”). Pursuant to the Purchase Contract, the registrant repurchased 30 million shares of its common stock from Merrill Lynch, with Merrill Lynch purchasing an equivalent number of the registrant’s common shares in the open market during the term of the Purchase Contract. The repurchase was funded from cash on hand and was settled on March 23, 2005. The Purchase Contract provides for a contingent purchase price adjustment, final settlement of which is expected by November 8, 2005, whereby the registrant will receive from, or pay to, Merrill Lynch an amount reflecting the prices actually paid by Merrill Lynch for its open-market purchases.

The common shares repurchased will become authorized but unissued shares of the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

By:	/s/ Edward M. Marsh, Jr.

Edward M. Marsh, Jr. Deputy General Counsel and Assistant Secretary

Date: March 24, 2005